UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 17, 2014

ZEBRA TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Half Day Road, Suite 500, Lincolnshire, Illinois		60069
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 847-634-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.02(b), (c) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Accounting Officer

Effective November 17, 2014, the Board of Directors appointed Gina Vascsinec as the Chief Accounting Officer (“CAO”) for Zebra Technologies Corporation. Todd Naughton, Zebra’s CAO prior to November 17, 2014, will devote his full time and attention to serve as Vice President, Business Transformation Office.

Ms. Vascsinec, 48, joins Zebra from Hawker Beechcraft, an aerospace manufacturing company. From 2010 until 2014, she served as Vice President, Controller & Chief Accounting Officer. Previously, from 1997 to 2010, Ms. Vascsinec held various finance positions at Illinois Tool Works, Inc., a manufacturing company producing specialized industrial equipment and consumables, including Vice President, Corporate Controller, Assistant Corporate Controller, Director-External Reporting, Manager-External Reporting, and Manager-Financial Consolidations. Earlier in her career, she held senior auditor positions at Philip Morris and Andersen LLP. Ms. Vascsinec holds a B.S.B.A. in accounting from Duquesne University and an MBA from the University of Chicago. She is a certified public accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

Date: November 19, 2014	By:	/s/ Jim Kaput
Jim Kaput
SVP, and General Counsel